                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                          PRAEGITZER INDUSTRIES, INC.
                                       TO
                            T MERGER SUB (OR), INC.,
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF
                            TYCO INTERNATIONAL LTD.
                   (Not to be used for Signature Guarantees)

    This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock (the "Shares") of Praegitzer Industries, Inc., an Oregon corporation, are not immediately available (or if the procedure for book-entry transfer cannot be completed on a timely basis), or if time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). Such form may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary. See Section 2 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:
                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

          BY MAIL:                      BY HAND:               BY OVERNIGHT COURIER:             BY FACSIMILE:
  ChaseMellon Shareholder       ChaseMellon Shareholder       ChaseMellon Shareholder      (For Eligible Institutions
      Services, L.L.C.              Services, L.L.C.              Services, L.L.C                    Only)
       P.O. Box 3301            120 Broadway--3rd Floor          85 Challenger Road              (201) 329-8936
 South Hackensack, NJ 07606        New York, NY 10271            Mail Drop--Reorg.           CONFIRM BY TELEPHONE:
   Attn.: Reorganization         Attn.: Reorganization       Ridgefield Park, NJ 07660           (201) 296-4860
          Department                   Department              Attn.: Reorganization
                                                                     Department

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in Section 2 of the Offer to Purchase) and certificates representing the Shares to the Depositary within the time period specified herein. Failure to do so could result in a financial loss to the Eligible Institution.

Ladies and Gentlemen:

    The undersigned hereby tenders to T Merger Sub (OR), Inc., an Oregon corporation and a wholly owned subsidiary of Sigma Circuits, Inc., a Delaware corporation, and an indirect wholly owned subsidiary of Tyco
International Ltd., a Bermuda company, upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 1, 1999, (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

Number of Shares________________________________________________________________

Certificate No(s). (if available)_______________________________________________

Name(s) of Record Holder(s)_____________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                             (Please type or Print)

Address(es)_____________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                                                                      (Zip Code)

/ / CHECK BOX IF SHARES WILL BE TENDERED BY BOOK-ENTRY TRANSFER.

Name of Tendering Institution:__________________________________________________

Area Code and Tel. No(s)._______________________________________________________

Account Number__________________________________________________________________

Signature(s)____________________________________________________________________

Dated             , 1999

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member in good standing of the Security Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (each, an "Eligible Institution"), (a) represents that the above named person(s) own(s) the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"),
 (b) represents that such tender of Shares complies with Rule 14e-4 under the Exchange Act, and (c) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees, or an Agent's Message in the case of a book-entry transfer, and any other required documents, within three Nasdaq Stock Market trading days after the date hereof.

               (Name of Firm)                            (Authorized signature)

          (Address)    (Zip code)                   (Title)  (Please Type or Print)

                                                              Date  , 1999
          (Area Code and Tel. No.)

 NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES REPRESENTING SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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